                      CONSENT OF INDEPENDENT ACCOUNTANTS


November 26, 2001



TO WHOM IT MAY CONCERN

    We hereby consent to the incorporation by reference of our reports with respect to financial statements of H-Net.net, Inc. for the fiscal year ended January 31, 2001 filed with the Securities and Exchange Commission ("SEC") on April 30, 2001 as well as the quarterly report for the quarter ended April 30, 2001, filed on June 15, 2001.

Yours very truly,

Shimmerman Penn Burns Becker, LLP
Chartered Accountants

/s/ Geoff Berker
Geoff Berker, CA











                                    Page -14-